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                                                                     Exhibit 4.5

                      MINDSPEED TECHNOLOGIES, INC. WARRANT

                                                                   June 27, 2003

THE WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

                          MINDSPEED TECHNOLOGIES, INC.

                          COMMON STOCK PURCHASE WARRANT

                 ISSUED IN CONNECTION WITH THE CREDIT AGREEMENT

                            Void after June 27, 2013

         MINDSPEED TECHNOLOGIES, INC. (the "COMPANY"), a Delaware corporation, hereby certifies that for value received, CONEXANT SYSTEMS, INC., a Delaware corporation, or its successors or assigns (the "HOLDER"), is entitled to purchase, subject to the terms and conditions hereinafter set forth, at any time during the Exercise Period (as hereinafter defined), Eight Million Three Hundred Thirty Three Thousand Three Hundred Thirty Four (8,333,334) fully paid and nonassessable shares of Common Stock (as hereinafter defined) at an exercise price per share equal to the Exercise Price (as hereinafter defined), subject to adjustment pursuant to the terms of this Warrant.

         Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Credit Agreement (as hereinafter defined). The Holder is entitled to the rights and subject to the obligations contained in the Registration Rights Agreement, dated as of the date hereof, between the Company and Conexant Systems, Inc. (as the same may be amended and supplemented from time to time, the "REGISTRATION RIGHTS AGREEMENT") relating to this Warrant and the shares of Common Stock issuable upon exercise of this Warrant.

         1. DEFINITIONS. For the purposes of this Warrant, the following terms shall have the meanings indicated:

                  "ADDITIONAL SHARES OF COMMON STOCK" shall have the meaning ascribed to such term in Section 5(c).

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                  "AMEX" means the American Stock Exchange.

                  "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day when banks are authorized or required by law to be closed in California or New York.

                  "CAPITAL REORGANIZATION" shall have the meaning ascribed to such term in Section 8.

                  "CHANGE OF CONTROL" shall have the meaning ascribed to that term in the Bylaws of the Company as in effect on the Distribution Date.

                  "CLOSING PRICE" shall mean, with respect to each share of Common Stock for any day, (a) the last reported sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as reported on the principal national securities exchange on which the Common Stock is listed or admitted for trading or (b) if the Common Stock is not listed or admitted for trading on any national securities exchange, the last reported sale price or, in case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for the Common Stock, in either case as quoted on the NASDAQ National Market System or the NASDAQ Small Cap Market or (c) if the Common Stock is not listed or admitted for trading on any national securities exchange or quoted on the NASDAQ National Market System or the NASDAQ Small Cap Market, the last reported sale price or, in case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for the Common Stock, in either case as reported on NASDAQ or a similar service if NASDAQ is no longer reporting such information.

                  "COMMON STOCK" shall mean the common stock, par value $.01 per share, of the Company, together with the associated preferred share purchase rights, any class of stock resulting from successive changes or reclassification of such Common Stock and any and all other shares of capital stock of the Company without preference with respect to liquidity distributions and entitled to unlimited liquidation rights.

                  "COMPANY" shall have the meaning ascribed to such term in the first paragraph of this Warrant.

                  "CONVERTIBLE SECURITIES" shall have the meaning ascribed to such term in Section 5(b).

                  "CREDIT AGREEMENT" shall mean the Credit Agreement dated as of June 27, 2003 by and among Conexant Systems, Inc., the Company and the subsidiary guarantors party thereto (as the same may be amended and supplemented from time to time).

                  "CURRENT MARKET PRICE PER SHARE" shall mean, for any day, the average of the daily Closing Prices for the 30 consecutive Trading Days commencing 45 Trading Days before such date.

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                  "EFFECTIVE PRICE" shall have the meaning ascribed to such term in Section 5(c).

                  "ELECTION TO PURCHASE SHARES" shall have the meaning ascribed to such term in Section 2(a).

                  "EXCLUDED ISSUANCE" shall mean (i) shares of Common Stock and/or options, warrants or other Common Stock purchase rights issued and the Common Stock issued pursuant to such options, warrants or other rights after the date hereof to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors; provided that such shares, options, warrants or other Common Stock purchase rights shall not be Excluded Issuances in any case where the grantee acquires the shares, or options, warrants or other rights to purchase Common Stock at a price per share less than the Closing Price on the date of grant other than in connection with adjustments to outstanding options to purchase shares of Conexant Systems, Inc. as a result of the Distribution; and (ii) shares of Common Stock issued pursuant to the exercise of rights, options, warrants or convertible securities outstanding as of the date hereof.

                  "EXERCISE DATE" shall have the meaning ascribed to such term in Section 2(d).

                  "EXERCISE PERIOD" shall mean the period beginning on (x) the first to occur of (i) the receipt of notice pursuant to Section 7 of the occurrence of any of the events described in Section 7(b) or 7(c) or (ii) March 27, 2004 and ending on (y) the Expiration Date.

                  "EXERCISE PRICE" shall mean (i) for any Unvested Warrant Shares, the average of the daily volume weighted average price per share of the Common Stock for the ten consecutive Trading Days immediately following the Distribution Date, which is $3.4080 and (ii) for any Vested Warrant Shares, the price(s) set pursuant to Section 3(f)(ii), in each case, as such amount(s) may thereafter be adjusted pursuant to Section 3 and Section 5.

                  "EXPIRATION DATE" shall mean 5:00 PM, California time, on June 27, 2013.

                  "FIRST DILUTIVE ISSUANCE" shall have the meaning ascribed to such term in Section 5(d).

                  "HOLDER" shall have the meaning ascribed to such term in the first paragraph of this Warrant and in Section 14(a).

                  "NASDAQ" shall mean the Automatic Quotation System of the National Association of Securities Dealers, Inc.

                  "OFFICER'S CERTIFICATE" shall mean a certificate signed by the Chief Executive Officer, the Chief Financial Officer or the Treasurer of the Company.

                  "PAYMENT DATE" shall have the meaning ascribed to such term in
Section 3(c).

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                  "PERSON" shall mean any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                  "PURCHASE PRICE" shall have the meaning ascribed to such term in Section 2(a).

                  "QUALIFYING DILUTIVE ISSUANCE" shall have the meaning ascribed to such term in Section 5(a).

                  "REGISTRATION RIGHTS AGREEMENT" shall have the meaning ascribed to such term in the second paragraph of this Warrant.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  "SUBSEQUENT DILUTIVE ISSUANCE" shall have the meaning ascribed to such term in Section 5(d).

                  "SUBSIDIARY" shall mean, with respect to any Person, a corporation or other entity of which 50% or more of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.

                  "TENDER EXPIRATION DATE" shall have the meaning ascribed to such term in Section 3(d).

                  "TRADING DAY" shall mean, with respect to any security, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not generally traded on the principal exchange or market in which such security is traded.

                  "UNVESTED WARRANT SHARES" shall mean, for any day, that number of Warrant Shares which are not Vested Warrant Shares as of such day.

                  "VESTED WARRANT SHARES" shall mean, for any day, that number of Warrant Shares equal to the product of (x) the Vesting Percentage as of such day and (y) 8,333,334 Warrant Shares as such number may be adjusted pursuant to
Section 4.

                  "VESTING PERCENTAGE" shall mean, for any day, the amount, expressed as a percentage, equal to the quotient of (x) the number (not to exceed $50,000,000) representing the greatest principal amount of Loans outstanding at any one time on or after the Distribution Date (without regard to the period of time such amount was outstanding) and (y) $50,000,000, such percentage increasing as and when any increase occurs in the amount referred to in clause (x) above.

                  "WARRANT" shall mean this Warrant and any subsequent Warrant issued pursuant to the terms of this Warrant.

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                  "WARRANT REGISTER" shall have the meaning ascribed to such term in Section 14(c).

                  "WARRANT SHARES" shall mean 8,333,334 shares of Common Stock, as such number may be adjusted pursuant to Section 4, issuable upon exercise of this Warrant pursuant to Section 2(a), without regard to the restrictions on exercise in the last sentence of Section 2(a).

         2.       EXERCISE OF WARRANT.

                  (a) Exercise. This Warrant may be exercised, at any time and from time to time during the Exercise Period (in whole or in part) by surrendering to the Company at its principal office, this Warrant with an Election to Purchase Shares (the "ELECTION TO PURCHASE SHARES") in the form attached hereto as Exhibit A duly executed by the Holder and accompanied by payment equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised at such time (the "PURCHASE Price"). Notwithstanding anything contained herein, a Holder may not exercise this Warrant to the extent that such exercise would result in (x) such Holder owning at any one time more than 10% of the then outstanding shares of Common Stock or
(y) when taken together with any prior exercise of this Warrant, the purchase of a number of Warrant Shares greater than the number of Vested Warrant Shares, as of the Exercise Date.

                  (b) Delivery of Shares; Payment of Purchase Price. As soon as practicable after surrender of this Warrant and receipt of the Purchase Price, the Company shall promptly issue and deliver to the Holder a certificate or certificates for the number of Warrant Shares for which this Warrant is being exercised, in such name or names as may be designated by such Holder, along with a check for the amount of cash to be paid in lieu of issuance of fractional shares, if any. Payment of the Purchase Price may be made as follows (or by any combination of the following): (i) in United States currency by cash or delivery of a certified check, wire transfer, bank draft or postal or express money order payable to the order of the Company, or (ii) by surrender of a number of shares of Common Stock held by the Holder equal to the quotient obtained by dividing
(A) the Purchase Price by (B) the Closing Price on the Exercise Date.

                  (c) Alternative Cashless Exercise. Notwithstanding any provision herein to the contrary, in lieu of exercising this Warrant as set forth above, if the Closing Price on the Exercise Date exceeds the Exercise Price, the Holder may exercise this Warrant by electing to receive that number of Warrant Shares as determined below by surrendering to the Company at its principal office, this Warrant with the applicable Election to Purchase Shares duly executed by the Holder and marked to reflect the cashless exercise of this Warrant, in which event the Company shall issue to the Holder the number of shares of Common Stock computed using the following formula:

                                CS = WS x (CP-EP)
                                     ------------
                                          CP

where:

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         CS          equals the number of the Warrant Shares to be issued to the
                     Holder

         WS equals the number of Warrant Shares to be purchased as set forth in the applicable Election to Purchase Shares

         CP          equals the Closing Price on the Exercise Date

         EP          equals the Exercise Price

Following the surrender of this Warrant pursuant to this Section 2(c), the Company shall promptly issue and deliver to the Holder a certificate or certificates for that number of Warrant Shares to be issued to the Holder as calculated above, in such name or names as may be designated by such Holder.

                  (d) When Exercise Effective. The exercise of this Warrant shall be deemed to have been effective immediately prior to the close of business on the Business Day on which this Warrant is exercised in accordance with the provisions of this Section 2 (the "EXERCISE DATE") and the Person in whose name any certificate for shares of Common Stock shall be issuable upon such exercise, as provided in Section 2(b), shall be deemed to be the record holder of such shares of Common Stock for all purposes on the Exercise Date.

                  (e) Warrant Shares Fully Paid, Nonassessable. The Company shall take all actions necessary to ensure that following exercise of this Warrant in accordance with the provisions of this Section 2, the Warrant Shares issued hereunder shall, without further action by the Holder, be fully paid and nonassessable.

                  (f) Continued Validity. A holder of shares of Common Stock issued upon the exercise of this Warrant, in whole or in part, shall continue to be entitled to all of the rights and subject to all of the obligations set forth in Section 14.

                  (g) Exercise in Part. In connection with any exercise of this Warrant for less than all remaining Warrant Shares, the Company shall, at the time of the delivery of the stock certificate or certificates relating to any such exercise, deliver to the Holder a new Warrant evidencing the right to purchase the remaining Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant.

         3. ADJUSTMENT OF EXERCISE PRICE. The Exercise Price of Vested Warrant Shares shall be adjusted from time to time upon the occurrence of the following events:

                  (a) Common Stock Distributions, etc. In case the Company shall
(i) pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) split or otherwise subdivide its outstanding Common Stock into a greater number of shares or (iii) combine its outstanding Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior thereto shall be adjusted so that the price shall equal the price determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction, of which (x) the numerator shall be the number of shares of Common Stock outstanding

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immediately prior to such event and (y) the denominator shall be the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

                  (b) Rights, Options or Warrants Issuances. In case the Company shall issue rights, options or warrants to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having an initial conversion price per share) less than the Current Market Price Per Share on the record date for the determination of stockholders entitled to receive such rights or warrants, the Exercise Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, of which (x) the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate initial conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon exercise of such convertible securities by the initial conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Market Price Per Share on such record date, and (y) the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible); provided, however, that no adjustment shall be made if the Company issues or distributes to the Holder the rights, options or warrants which the Holder would have been entitled to receive had this Warrant been exercised prior to the record date. Any such adjustment shall be made successively whenever any such rights, options or warrants are issued, and shall become effective immediately after the applicable record date therefor unless such rights, options or warrants are not immediately exercisable, in which case, any such adjustments shall be made at the time such rights, options or warrants become exercisable.

                  (c) Distributions Other Than Common Stock. If the Company after the date hereof shall issue or distribute to all or substantially all holders of any class of Common Stock evidences of its indebtedness, cash or other assets, shares of capital stock of any class or any other securities or rights, options or warrants to subscribe therefor (excluding (i) shares of Common Stock referred to in subsection (a)(i) of this Section 3, (ii) those rights, options or warrants referred to in subsection (b) of this Section 3 and
(iii) the distribution of rights to all holders of Common Stock pursuant to the adoption of a stockholders' rights plan or the detachment of such rights under the terms of such stockholders' rights plan), in each such case this Warrant shall evidence the right to receive following the date on which such distribution occurs (the "PAYMENT DATE"), upon exercise of this Warrant, in addition to the Warrant Shares deliverable upon such exercise, the kind and amount of indebtedness, cash, or other assets, shares of capital stock, other securities or subscription rights therefor described above that the Holder would have been entitled to receive

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upon such distribution had the Holder exercised this Warrant immediately prior to such distribution.

                  (d) Self Tender Offers. (1) In case a tender offer (other than an odd lot tender offer) by the Company for Common Stock is consummated at a price in excess of the Closing Price of the Common Stock subject to such tender offer at the expiration of such tender offer (the "TENDER EXPIRATION DATE"), the Exercise Price in effect immediately prior thereto shall be adjusted to a price determined by multiplying such Exercise Price by a fraction, of which (i) the numerator shall be such Closing Price, less the amount of the excess of the value of the tender offer price over the Closing Price, and (ii) the denominator shall be the Closing Price, such adjustment to become effective immediately prior to the opening of business on the day following such date of expiration.

                      (2) For purposes of this Section 3(d), the term "tender offer" shall mean and include both tender offers and exchange offers (within the meaning of United States federal securities laws), all references to purchases of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to tendered shares (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

                  (e) For purposes of Sections 3(a), 3(b) and 3(c), any dividend or distribution to which Section 3(c) is applicable that also includes shares of Common Stock, a subdivision of Common Stock or a combination of Common Stock to which Section 3(a) applies, or rights, options or warrants to subscribe for or purchase shares of Common Stock to which Section 3(b) applies (or any combination thereof), shall be deemed instead to be:

                      (i) first, a dividend or distribution of the evidences of indebtedness, cash, other assets, shares of capital stock, other securities or subscription rights, other than such shares of Common Stock, such subdivision or combination or such rights, options or warrants to which Sections 3(a) and 3(b) apply, respectively, immediately followed by

                      (ii) second, a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights, options or warrants to which Sections 3(a) and 3(b) apply (and any further Exercise Price reduction required by Sections 3(a) and 3(b) with respect to such dividend or distribution shall then be made).

                  (f) Notwithstanding any other provision in this Section 3:

                      (i) No adjustment under this Section 3 shall be made in the Exercise Price of any Unvested Warrant Shares.

                      (ii) On any date that any Unvested Warrant Shares become Vested Warrant Shares ("VESTING DATE"), the Exercise Price of each such new Vested Warrant Share shall be established as follows:

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                             (A) Except as otherwise provided in subsection
                             3(f)(ii)(B), the Exercise Price of each new Vested Warrant Share shall be the lesser of (x) the Exercise Price immediately preceding the Vesting Date for all Unvested Warrant Shares and (y) the average of the daily volume weighted average price per share of the Common Stock for the ten consecutive Trading Days immediately preceding the Vesting Date for such new Vested Warrant Share.

                             (B) If any event has occurred prior to the Vesting Date for any new Vested Warrant Share that would have required an adjustment of the Exercise Price under the other provisions of this Section 3 if subsection 3(f)(i) were not given effect ("PRE-VESTING ADJUSTMENT EVENT"):

                                   (1) the Exercise Price set pursuant to
                                   subsection 3(f)(ii)(A) shall be adjusted to give effect, as of the Vesting Date, to each such Pre-Vesting Adjustment Event (successively in the order in which each Pre-Vesting Adjustment Event occurs, if more than one Pre-Vesting Adjustment Event occurred), as fully as if such new Vested Warrant Shares were Vested Warrant Shares at the time of each such Pre-Vesting Adjustment Event; and

                                   (2) the Exercise Price set pursuant to
                                   subsection 3(f)(ii)(B)(1) shall be the
                                   Exercise Price, as of the Vesting Date, for each such new Vested Warrant Share.

                             (C) The Exercise Price for Vested Warrant Shares set pursuant to subsection 3(f)(ii)(B) shall, from and after the Vesting Date, be subject to further adjustments in accordance with this Section 3.

                             (D) The number of new Vested Warrant Shares shall be determined based on the number of Unvested Warrant Shares becoming Vested Warrant Shares as of the Vesting Date, to reflect the Exercise Price set pursuant to subsection 3(f)(ii)(B), in accordance with Section 4, and shall, from and after the Vesting Date, be subject to further adjustment in accordance with Section 4.

                  (g) Deferral of Issuance. In any case in which this Section 3 shall require that an adjustment be made following a record date or a Payment Date or Tender Expiration Date, as the case may be, established for purposes of this Section 3, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Holder of the certificate described in Section 5) issuing to the Holder of any Warrant exercised after such record date or Payment Date or Tender Expiration Date the shares of Common Stock and other capital stock of the Company issuable upon such exercise over and above the shares of Common Stock and other capital stock of the Company issuable upon such exercise only on the basis of the Exercise Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agent to issue due bills or other appropriate evidence prepared by

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the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Exercise Price is required to be made as of the record date or Payment Date or Tender Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or such effective date or Payment Date or Tender Expiration Date had not occurred.

                  (h) No Adjustment. No adjustment in the Exercise Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price as last adjusted; provided, however, that any adjustments which by reason of this Section 3(h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  No adjustment need be made for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

                  (i) Adjustment for Tax Purposes. The Company shall be entitled to make such reductions in the Exercise Price, in addition to those required by
Section 3, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

         4. WARRANT SHARES. Upon any adjustment of the Exercise Price as provided in Section 3 or 5, the number of Vested Warrant Shares shall be adjusted so that the Holder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest 1/100th of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable hereunder immediately prior to such adjustment (as if this Warrant could then be exercised (whether or not the Exercise Period has commenced) for the maximum number of Vested Warrant Shares then subject to this Warrant) and dividing the product thereof

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by the Exercise Price resulting from such adjustment.

         5.       SALE OF SHARES BELOW CURRENT MARKET PRICE.

              (a) If at any time or from time to time after the date hereof, the Company issues or sells, or is deemed by the express provisions of this Section 5 to have issued or sold, Additional Shares of Common Stock, other than as provided in Section 3, 5 or 8, for an Effective Price (as defined below) less than the Current Market Price Per Share (such issue, a "QUALIFYING DILUTIVE ISSUANCE"), then and in each such case, the then effective Exercise Price shall be reduced, effective as of the opening of business on the date of such issuance or sale (or if earlier, the date on which a binding agreement providing for such issuance or sale was entered into), to a price determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction, of which:

              (i) the numerator shall be (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (B) the number of shares of the class of Common Stock being issued or sold or deemed to be issued or sold which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued or deemed to be so issued would purchase at the Current Market Price Per Share, and

              (ii)the denominator shall be the number of shares of Common Stock outstanding immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued or sold or deemed to be so issued or sold.

              (b) For the purpose of the adjustment required under this Section 5, if the Company issues or sells (x) stock or other securities convertible into, shares of Common Stock (such convertible stock or securities being herein referred to as "CONVERTIBLE SECURITIES") or (y) rights, options or warrants to purchase shares of Common Stock or Convertible Securities and if the Effective Price of such shares of Common Stock is less than the Current Market Price Per Share, in each case the Company shall be deemed to have issued at the time of the issuance of such rights, options or warrants or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance or sale of such rights, options or warrants or Convertible Securities plus the minimum amounts of consideration, if any, payable to the Company upon the exercise or conversion of such rights, options or warrants or Convertible Securities (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities); provided, however, that (i) subject to subsection (d) below, if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses; and (ii) if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options, warrants or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the

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figure to which such minimum amount of consideration is reduced; provided, further, that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options, warrants or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options, warrants or Convertible Securities.

              No further adjustment of the Exercise Price, as adjusted upon the issuance of such rights, options, warrants or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock upon the exercise of any such rights, options or warrants or the conversion of any such Convertible Securities. If any such rights, options or warrants or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Exercise Price as adjusted upon the issuance of such rights, options, or warrants or Convertible Securities shall be readjusted to the Exercise Price which would have been in effect had an adjustment been made on the basis of only the Additional Shares of Common Stock, if any, actually issued or sold on the exercise or conversion of such rights, options, warrants or Convertible Securities, and on the basis that such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise or conversion (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities), plus the consideration, if any, actually received by the Company for the issue or sale of all such rights, options, warrants and Convertible Securities, whether or not exercised, provided that such readjustment shall not apply to prior exercises of this Warrant.

              (c) For the purpose of making any adjustment to the Exercise Price required under this Section 5, "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued or sold by the Company or deemed to be issued or sold pursuant to this Section 5 (including shares of Common Stock subsequently reacquired or retired by the Company), other than any Excluded Issuance. References to Common Stock in the preceding sentence shall mean all shares of Common Stock issued or sold by the Company or deemed to be issued or sold pursuant to this Section 5.

              The "EFFECTIVE PRICE" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold, by the Company under this Section 5, into the aggregate consideration received, or deemed to have been received, by the Company for such issue under this Section 5, for such Additional Shares of Common Stock.

              (d) In the event that the Company issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Qualifying Dilutive Issuance (the "FIRST DILUTIVE ISSUANCE"), then in the event that the Company issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Qualifying Dilutive Issuance other than the First Dilutive Issuance (a "SUBSEQUENT DILUTIVE ISSUANCE") pursuant to the same instruments as the First Dilutive Issuance, then and in each such case upon a Subsequent Dilutive Issuance the Exercise Price shall be reduced to the Exercise Price that would have been in effect had the First

Dilutive Issuance and each Subsequent Dilutive Issuance all occurred on the closing date of the First Dilutive Issuance.

              (e) In any case in which this Section 5 shall require that an adjustment be made to the Exercise Price of Unvested Warrant Shares, the provisions of Section 3(f) shall apply to such Unvested Warrant Shares and the adjustments of the Exercise Price required by this Section 5.

         6. NOTICE OF ADJUSTMENT. (a) Promptly, and in any event within 20 Trading Days after (1) the first Loan is made under the Credit Agreement and (2) any date on which additional Warrant Shares become Vested Warrant Shares, the Company shall mail to the Holder a notice of adjustment (in accordance with Section 18) and an Officer's Certificate briefly stating, as of the date of such notice, (i) the aggregate number of Vested Warrant Shares, (ii) the Exercise Price(s) for all Vested Warrant Shares, and (iii) the aggregate number of Warrant Shares subject to this Warrant, after giving effect to any adjustments required by Section 4 and any prior exercise of this Warrant pursuant to Section 2.

              (b) Whenever the Exercise Price, exercise privilege or number of Warrant Shares shall be adjusted pursuant to the terms hereof (other than as a result of the events set forth in Section 6(a)(1) or (2) above), the Company shall promptly mail to the Holder a notice of the adjustment (in accordance with Section 18) and an Officer's Certificate briefly stating the facts requiring the adjustment, the adjustment of the Exercise Price and/or the number of Vested Warrant Shares and Warrant Shares and the manner of computing such adjustments. Unless and until the Holder shall receive an Officer's Certificate pursuant to this Section 6(b), the Holder may assume without inquiry that the Exercise Price and the number of Vested Warrant Shares and Warrant Shares have not been adjusted and that the last Exercise Price and number of Vested Warrant Shares and Warrant Shares of which it has knowledge remain in effect.

         7.       NOTICE OF CERTAIN TRANSACTIONS. In the event that:

                  (a) the Company takes any action which would require an adjustment in the Exercise Price or the number of Warrant Shares;

                  (b) the Company consolidates or merges with or into, or transfers all or substantially all of its property and assets to, another corporation or another corporation merges into the Company and, in each such case, stockholders of the Company must approve the transaction; or

                  (c)      there is a dissolution or liquidation of the Company;

the Company shall mail to the Holder a notice in accordance with Section 18 stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least ten days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in subsections (a), (b) or (c) of this Section 7.

         8. EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE ON EXERCISE PRIVILEGE. If any of the following shall occur, namely: (a) any reclassification or change of shares of

Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 3); (b) any consolidation or merger or combination to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale, conveyance, transfer or lease of all or substantially all of the property or assets of the Company, directly or indirectly, to any Person (any such event being called a "CAPITAL REORGANIZATION"), upon the effective date of such Capital Reorganization, the Holder shall have the right to receive, upon exercise of this Warrant, the kind and amount of shares of stock and/or other securities and/or property (including cash) which the Holder would have owned or have been entitled to receive after such Capital Reorganization if this Warrant had been exercised immediately prior to such Capital Reorganization, assuming the Holder (i) is not a person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or conveyance was made, as the case may be ("CONSTITUENT PERSON"), or an affiliate of a constituent person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such Capital Reorganization. The provisions of this Section 8 shall similarly apply to successive Capital Reorganizations. The Company shall not consummate any transaction that effects or permits any such event or occurrence unless each Person whose shares of stock, securities or assets will be issued, delivered or paid to the stockholders (including the Company with respect to clause (ii) below), prior to or simultaneously with the consummation of the transaction (i) is a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and (ii) expressly assumes, or in the case of the Company, acknowledges, by a subsequent Warrant or other document in a form substantially similar hereto, executed and delivered to the Holder hereof, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions of this Section 8, such Holder is entitled to purchase, and all other obligations and liabilities under this Warrant, including obligations and liabilities in respect of subsequent adjustments that are required under this Warrant.

         9. REPRESENTATIONS AND WARRANTIES OF HOLDER. In connection with the issuance of this Warrant, and the Warrant Shares upon the exercise of this Warrant, the Holder hereby makes the following representations and warranties to the Company, effective as of the date hereof and upon each exercise of this Warrant in whole or in part:

                  (a) the Holder is an "accredited investor" as such term is defined in Regulation D under the Securities Act;

                  (b) the Holder is acquiring the Warrant or the Warrant Shares, as applicable, for the Holder's own account for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act, nor with any present intention of distributing or selling the same in violation of the Securities Act;

                  (c) the Holder understands that the Warrant and the Warrant Shares have not been registered under the Securities Act, in reliance upon exemptions contained in the Securities Act and applicable regulations promulgated thereunder or interpretations thereof, and cannot be offered for sale, sold or otherwise transferred unless such sale or transfer is so registered or qualifies for exemption from registration under the Securities Act, and that the certificates representing such shares may bear a legend substantially in the form set forth in Section 10 hereof; and

                  (d) the Holder further understands that it may be required to hold the Warrant and the Warrant Shares for an indefinite period of time unless the Warrant and the Warrant Shares are subsequently registered under the Securities Act or unless an exemption from registration is otherwise available.

         10.      LEGEND.

                  (a) The Holder agrees not to make any disposition of all or any part of the Warrant or Warrant Shares except in accordance with Section 14 hereof and unless and until:

                      (i) The Holder shall be entitled to rely on an exemption from registration under the Securities Act for such disposition; or

                      (ii) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement.

                  (b) The Holder understands and agrees that all certificates evidencing Warrant Shares may bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

Such legend shall be removed by the Company at the request of the Holder in connection with any sale which the Company reasonably determines to be pursuant to an effective registration statement under the Securities Act or pursuant to a valid exemption from the registration requirements of the Securities Act.

         11. FRACTIONAL SHARES. Notwithstanding any provision of this Warrant to the contrary, the Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company may make payment to the Holder, at the time of exercise of this Warrant as herein provided, of an amount in cash equal to such fraction multiplied by the Closing Price on the Exercise Date.

         12. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise, (b) will at all times reserve and keep available the maximum number of its authorized shares of Common Stock, free from all preemptive rights therein, which will be sufficient to permit the full exercise of this Warrant, and (c) will take all such action as may be necessary or appropriate in order that all Warrant Shares will, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

         13. REPLACEMENT OF WARRANTS. On receipt by the Company of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Warrant (and in the case of any such mutilation, on surrender and cancellation of such Warrant), the Company at its expense will promptly execute and deliver, in lieu thereof, a new Warrant of like tenor which shall be exercisable for a like number of Warrant Shares. If required by the Company, such Holder must provide an indemnity bond or other indemnity sufficient in the judgment of the Company to protect the Company from any loss which it may suffer if a lost, stolen or destroyed Warrant is replaced.

         14.      RESTRICTIONS ON TRANSFER.

                  (a) Subject to the provisions of this Section 14, this Warrant may be transferred or assigned, in whole or in part, by the Holder at any time and from time to time, without the consent of the Company. The term "HOLDER" as used herein shall also include any transferee of this Warrant whose name has been recorded by the Company in the Warrant Register (as hereinafter defined). Each transferee of the Warrant or the Common Stock issuable upon the exercise of the Warrant acknowledges that neither the Warrant nor the Common Stock issuable upon the exercise of the Warrant has been registered under the Securities Act and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.

                  (b) With respect to a transfer that should occur prior to the time that the Warrant or the Common Stock issuable upon the exercise thereof is registered under the Securities Act, such Holder shall request an opinion of counsel (which shall be rendered by counsel reasonably acceptable to the Company) that the proposed transfer may be effected without registration or qualification under any Federal or state securities or blue sky law. Counsel shall, as promptly as practicable, notify the Company and the Holder of such opinion and of the terms and conditions, if any, to be observed in such transfer, whereupon the Holder shall be entitled to transfer this Warrant or such shares of Common Stock (or portion thereof), subject to any other provisions and limitations of this Warrant. In the event this Warrant shall be exercised as an incident to such transfer, such exercise shall relate back and for all purposes of this Warrant be deemed to have occurred as of the date of such notice regardless of delays incurred by reason of the provisions of this Section 13 which may result in the actual exercise on any later date.

                  (c) The Company shall maintain a register (the "WARRANT REGISTER") in its principal office for the purpose of registering the Warrant and any transfer thereof, which register shall reflect and identify, at all times, the ownership of any interest in the Warrant. The Company may from time to time designate a person authorized to register the transfer and exchange of the Warrant on the Warrant Register as the warrant registrar (the "Warrant Registrar"). The Company hereby initially appoints itself as Warrant Registrar. Upon written notice to the Holder and any acting Warrant Registrar, the Company may appoint a successor Warrant Registrar for such purposes. Upon the issuance of this Warrant, the Company shall record the name of the initial holder of this Warrant in the Warrant Register as the first Holder. Upon surrender for registration of transfer or exchange of this Warrant together with a properly executed Assignment in the form attached hereto as Exhibit B at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Warrants of like tenor which shall be exercisable in the aggregate for the total number of Warrant Shares, registered in the name of the Holder or a transferee or transferees.

         15. NO RIGHTS OR LIABILITY AS A STOCKHOLDER. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder hereof to purchase Common Stock, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder as a stockholder of the Company.

         16. CHARGES, TAXES AND EXPENSES. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax, or other incidental expense, in respect of the issuance or delivery of such certificates or the securities represented thereby, all of which taxes and expenses shall be paid by the Company.

         17. AMENDMENT OR WAIVER. This Warrant and any term hereof may be amended, waived, discharged or terminated only by and with the written consent of the Company and the Holder.

         18. NOTICES. All notices, requests, claims, demands and other communications required or permitted to be given hereunder will be in writing and will be delivered by hand or telecopied, e-mailed or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and will be deemed given when so delivered by hand or telecopied, when e-mail confirmation is received if delivered by e-mail, or three Business Days after being so mailed (one Business Day in the case of express mail or overnight courier service). All such notices, requests, claims, demands and other communications will be addressed as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                  (a)      If to Conexant:

                           Conexant Systems, Inc.
                           4311 Jamboree Road
                           Newport Beach, California 92660-3095

                           Attention: Dwight W. Decker
                                      Chairman of the Board and Chief Executive
                                      Officer
                           Telecopy:  (949) 483-4318
                           E-mail:    dwight.decker@conexant.com

                           with a copy to:

                           Conexant Systems, Inc.
                           4311 Jamboree Road
                           Newport Beach, California  92660-3095

                           Attention: Dennis E. O'Reilly, Esq.
                                      Senior Vice President, General Counsel
                                       and Secretary
                           Telecopy:  (949) 483-9475
                           E-mail:    dennis.o'reilly@conexant.com

                  (b)      If to the Company:

                           Mindspeed Technologies, Inc.
                           4000 MacArthur Boulevard
                           Newport Beach, California 92660-3095

                           Attention: Raouf Y. Halim
                                      Chief Executive Officer
                           Telecopy:  (949) 579-6106
                           E-mail:    raouf.halim@mindspeed.com

                           with a copy to:

                           Mindspeed Technologies, Inc.
                           4000 MacArthur Boulevard
                           Newport Beach, California 92660-3095

                           Attention: Simon Biddiscombe
                                      Senior Vice President, Chief Financial
                                       Officer and Treasurer
                           Telecopy:  (949) 579-5289
                           E-mail:    simon.biddiscombe@mindspeed.com

         19. CERTAIN REMEDIES. The Holder shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Warrant and to enforce specifically the terms and provisions of this Warrant in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such Holder may be entitled at law or in equity.

         20. GOVERNING LAW. This agreement shall be governed by, construed in accordance with, and enforced under, the law of the State of Delaware applicable to agreements or instruments entered into and performed entirely within such State.

         21. HEADINGS. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         22. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and its successors and assigns.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                           [SIGNATURE PAGE TO WARRANT]

              IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer effective as of June 27, 2003.

                                      MINDSPEED TECHNOLOGIES, INC.

                                      By: /s/ SIMON BIDDISCOMBE
                                          --------------------------------------
                                          Name:  Simon Biddiscombe
                                          Title: Senior Vice President, Chief
                                                 Financial Officer and Treasurer

ACKNOWLEDGED AND ACCEPTED:

CONEXANT SYSTEMS, INC.

By: /s/ KERRY K. PETRY
    ------------------------------------
    Name:  Kerry K. Petry
    Title:  Vice President and Treasurer

                                                          Exhibit A to Common
                                                          Stock Purchase Warrant

                                    [FORM OF]

                           ELECTION TO PURCHASE SHARES

                  The undersigned hereby irrevocably elects to exercise the Warrant to purchase _____ shares of Common Stock, par value $.01 per share ("Common Stock"), of MINDSPEED TECHNOLOGIES, INC. (the "Company") and hereby [makes payment of $_______ therefor] [or] [makes payment therefor by surrendering pursuant to Section 2(b)(ii) of the Warrant _____ shares of Common Stock of the Company] [or] [makes payment therefor by cancellation pursuant to
Section 2(c) of the Warrant of a portion of the Warrant with respect to _________ shares of Common Stock]. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:
________________________________________________________________________________

                                     (NAME)

________________________________________________________________________________

                          (ADDRESS, INCLUDING ZIP CODE)

________________________________________________________________________________

                  (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:
________________________________________________________________________________

                                     (NAME)

________________________________________________________________________________

                          (ADDRESS, INCLUDING ZIP CODE)

                                                          Exhibit B to Common
                                                          Stock Purchase Warrant

                              [FORM OF] ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase Common Stock, par value $.01 per share ("Common Stock"), of MINDSPEED TECHNOLOGIES, INC. represented by the Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee      Address         No. of Shares



and does hereby irrevocably constitute and appoint ____________________________ Attorney to make such transfer on the books of MINDSPEED TECHNOLOGIES, INC. maintained for that purpose, with full power of substitution in the premises.

Dated:____________________                CONEXANT SYSTEMS, INC.

                                          By: ________________________
                                              Name:
                                              Title: